SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
___________________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

May 9, 2006
Date of Report (Date of earliest event reported)

Discovery Laboratories, Inc.
(Exact name of registrant as specified in its charter)

Delaware	000-26422	94-3171943
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

2600 Kelly Road, Suite 100
Warrington, Pennsylvania 18976
(Address of principal executive offices)

(215) 488-9300
(Registrant's telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02.    Results of Operations and Financial Condition.

On May 9, 2006, Discovery Laboratories, Inc. (the “Company”) issued a press release announcing financial results for the quarter ended March 31, 2006, and providing selected updates on the Company’s progress since the end of the fiscal year 2005. The full text of the press release is set forth in Exhibit 99.1 hereto.

In accordance with General Instruction B.2 of Form 8-K, the information in Item 2.02 of this Current Report on Form 8-K and Exhibit 99.1 attached hereto shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in any such filings.

Item 2.05.    Costs Associated with Exit or Disposal Activities.

On May 4, 2006, the Company filed a Current Report on Form 8-K and issued a press release announcing that, in connection with the recent delay in U.S. regulatory approval and commercial launch of Surfaxin®, it had undertaken a staff reduction, with a primary emphasis on the commercial infrastructure, in order to lower its cost structure and appropriately align the Company’s operations with its business priorities. The Company indicated that, in the quarter ending June 30, 2006, it expects to take a one-time restructuring charge of approximately $4.5 to $5.0 million, related to the staff reductions and the wind-down of certain commercial programs. The Company expects that approximately $2.5 million of the expected one-time charge will be comprised of one-time termination benefits related to the staff reduction and approximately $2.0 to $2.5 million of the expected one-time charge will be related to third-party contract termination costs associated with the wind-down of certain commercial programs.

Item 8.01.    Other Events.

On May 10, 2006, the Company held a conference call to provide an update on its regulatory and manufacturing issues and to provide guidance with respect to its operating results and estimated cash burn in 2006. During the conference call, John G. Cooper, the Company’s Executive Vice President and Chief Financial Officer provided the following guidance regarding the Company’s operations through the remainder of fiscal year 2006:

•
in the second quarter 2006, the Company expects (i) an operating loss of approximately $11 million to $12 million, excluding a charge for stock-based compensation associated with the adoption by the Company of Financial Accounting Standards No. 123(R) (“FAS 123(R)”) and the expected one-time charge associated with the recent staff reduction and the wind-down of certain commercial programs, and (ii) an estimated cash burn of approximately $12 million to $13 million;

•
in each of the third and fourth quarters 2006, the Company expects an operating loss (excluding a charge for stock-based compensation associated with the adoption by the Company of FAS 123(R)) of approximately $8 million to $9 million; and

•	the Company expects an estimated cash burn of approximately $10 million to $11 million in the third quarter 2006 and approximately $8 million to $9 million in the fourth quarter 2006.

Item 9.01.    Financial Statements and Exhibits.

(d)	Exhibits:

99.1	Press release dated May 9, 2006.

Cautionary Note Regarding Forward-looking Statements:

To the extent that statements in this Current Report on Form 8-K are not strictly historical, including statements as to business strategy, outlook, objectives, future milestones, plans, intentions, goals, future financial conditions, future collaboration agreements, the success of the Company’s product development or otherwise as to future events, such statements are forward-looking, and are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. The forward-looking statements contained in this Current Report are subject to certain risks and uncertainties that could cause actual results to differ materially from the statements made. Such risks and others are further described in the Company’s filings with the Securities and Exchange Commission including the most recent reports on Forms 10-K, 10-Q and 8-K, and any amendments thereto.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Discovery Laboratories, Inc.

By:	/s/ Robert J. Capetola
Robert J. Capetola, Ph.D.
President and Chief Executive Officer

Date: May 15, 2006